Exhibit 99.2

ALLEGIANT TRAVEL COMPANY ANNOUNCES LAUNCH OF TENDER OFFER AND CONSENT SOLICITATION FOR ITS 5.50% SENIOR NOTES DUE 2019 and Term Loan Facility

LAS VEGAS. January 9, 2019 - Allegiant Travel Company (NASDAQ: ALGT) (the “Company,” “we,” “us,” or “our”) announced today that it is commencing a tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding $450,000,000 aggregate principal amount of 5.50% Senior Notes Due 2019 (the “Notes”) and that it is seeking to borrow up to $450,000,000 under a term loan facility being arranged by Barclays Bank PLC (“Barclays”) for which Barclays will serve as book runner and syndication agent, as administrative agent on behalf of the lenders and as collateral agent, the proceeds of which the Company will use to refinance the Notes. In connection with the Tender Offer, the Company is also seeking consents (the “Consent Solicitation”) to proposed amendments (the “Proposed Amendments”) to the Indenture, dated as of June 13, 2014 (as amended, the “Indenture”), which governs the Notes, that would eliminate most of the restrictive covenants and certain events of default applicable to the Notes, reduce the minimum notice period required for redemptions of the Notes from 30 days as currently required by the Indenture to 3 business days and amend certain other provisions applicable to the Notes.

Information related to the Notes and other information relating to the Tender Offer and Consent Solicitation are listed in the table below. The terms and conditions of the Tender Offer and Consent Solicitation are described in greater detail in the Offer to Purchase and Consent Solicitation Statement, dated January 9, 2019, and the related Consent and Letter of Transmittal (collectively, the “Offer to Purchase and Consent Solicitation Materials”), which holders of the Notes (each a “Holder” and collectively the “Holders) should carefully read before making any decision with respect to the Tender Offer and Consent Solicitation.

CUSIP No.	Title of Security	Outstanding Principal Amount	Tender Offer Consideration (1)	Early Tender Premium (2)	Total Consideration(3)
01748X AA0	5.50% Senior Notes due 2019	$450,000,000	$981.03	$30.00	$1,011.03

(1)    Per $1,000 principal amount of Notes validly tendered and not withdrawn at or prior to the Expiration Time (as defined below) and excludes accrued and unpaid interest.
(2)    Per $1,000 principal amount of Notes validly tendered and not withdrawn at or prior to the Early Tender Deadline (as defined below).
(3)    Includes the Tender Offer Consideration plus the Early Tender Premium (as defined below) and excludes accrued and unpaid interest.

Holders who validly tender their Notes and thereby deliver their consents at or prior to 5:00 p.m., New York City time, on January 23, 2019, unless extended or earlier terminated by the Company (the “Early Tender Deadline”) will be eligible to receive total consideration (the “Total Consideration”) of $1,011.03 per $1,000 principal amount of Notes, which includes the consideration for the Notes validly tendered (and not validly withdrawn), pursuant to the Offer to Purchase and Consent Solicitation Materials, of 981.03 per $1,000 principal amount of such Notes (the “Tender Offer Consideration”) and the early tender premium of $30.00 per $1,000 principal amount of such Notes (the “Early Tender Premium”). Holders must validly tender and not validly withdraw their Notes, and have their Notes accepted for purchase in the Tender Offer, at or prior to the Early Tender Deadline in order to be eligible to receive the Total Consideration. A Holder cannot deliver a consent with respect to the Notes without tendering its corresponding Notes or tender its Notes without delivering a corresponding consent. Holders of Notes who tender their Notes will be deemed by virtue of such tender to have delivered their consent to the Proposed Amendments.

Holders who validly tender their Notes after the Early Tender Deadline, but at or prior to 12:00 midnight, New York City time, on February 6, 2019, unless extended or earlier terminated by the Company (such time and date as the same may be extended or earlier terminated, the “Expiration Time”) will be eligible to receive only the Tender Offer Consideration, plus accrued and unpaid interest, for such Notes if such Notes are accepted for purchase, and will not be entitled to the Early Tender Premium.

Upon the terms and subject to the conditions described in the Offer to Purchase and Consent Solicitation Materials, the Company reserves the right, but is under no obligation, at any point after the Early Tender Deadline and at or before the Expiration Time, to accept for purchase any Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Deadline (the settlement date of such purchase, the “Initial Settlement Date”). The Initial Settlement Date, if the Company chooses to exercise its option to have an Initial Settlement Date, for the Tender Offer will be determined at the Company’s option and will be a business day the Company chooses after both the Early Tender Deadline and the satisfaction or waiver of the conditions to consummation of the Tender Offer and the Consent Solicitation, and is currently expected to be January 31, 2019 unless extended by the Company. Upon the terms and subject to the conditions described in the Offer to Purchase and Consent Solicitation Materials, Notes validly tendered after the Early Tender Deadline but at or before the Expiration Time, will be accepted for purchase promptly after the Expiration Time. If the Company elects not to have an Initial Settlement Date, it will purchase all Notes validly tendered and not withdrawn, if it purchases any at all, on the Final Settlement Date.

Holders whose Notes are accepted for purchase pursuant to the Tender Offer will receive accrued and unpaid interest from the last interest payment date on such purchased Notes up to, but not including, the date on which such Notes are purchased.

The Company currently intends, but is not obligated, to redeem any Notes not tendered by the Expiration Time (or any Notes validly withdrawn at or prior to the Withdrawal Time) in connection with the Tender Offer in accordance with the Indenture. Further, if the Proposed Amendments become operative, the Company intends to redeem any Notes not tendered by the Expiration Time upon at least 3 business days’ notice. There can be no assurances that the Company will redeem any or all of the Notes not tendered, and nothing in this press release should be construed as a notice of redemption with respect to the Notes.

Tendered Notes may be withdrawn, and consents thereby revoked, at any time at or before the Early Tender Deadline. Holders who tender their Notes after the Early Tender Deadline, but on or prior to the Expiration Time, may not withdraw their tendered Notes, except in certain limited circumstances where additional withdrawal rights are required by law. A valid withdrawal of tendered Notes will constitute the concurrent valid revocation of such Holder’s related consent.

If the Company receives the written consent of the Holders of at least a majority in principal amount of the outstanding Notes to the Proposed Amendments, the Company will promptly after the Early Tender Deadline execute a supplement to the Indenture (the “Third Supplemental Indenture”) in order to effect the Proposed Amendments. The Third Supplemental Indenture will become effective on the Initial Settlement Date or, if there is no Initial Settlement Date, on the Final Settlement Date. The Third Supplemental Indenture is described in greater detail in the Offer to Purchase and Consent Solicitation Materials.

The Tender Offer and Consent Solicitation are conditioned upon the satisfaction of certain conditions, including the Company successfully completing one or more debt financings as described in the Offer to Purchase and Consent Solicitation Materials. Subject to applicable law, the Company may also extend, amend or terminate the Tender Offer and Consent Solicitation at any time before the Expiration Time in its sole discretion.

The Company has retained Barclays Capital Inc. to act as dealer-manager and solicitation agent for the Tender Offer and Consent Solicitation. Global Bondholder Services Corporation will act as the Information Agent and the Tender Agent for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation should be directed to Barclays Capital Inc. at (212) 528-7581 (collect) or (800) 438-3242 (toll-free). Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 470-4500 (toll-free), (212) 430-3774 (banks and brokers) or contact@gbsc-usa.com.

This press release is not an offer to buy any securities and does not constitute a solicitation of consents of Holders and shall not be deemed an offer to buy or a solicitation of consents with respect to any other securities of the Company. The Tender Offer and Consent Solicitation will be made solely pursuant to the Offer to Purchase and Consent Solicitation Statement and the accompanying Consent and Letter of Transmittal. All statements herein regarding the terms of the Tender Offer and Consent Solicitation, the Proposed Amendments, the Third Supplemental Indenture and the Indenture are qualified in their entirety by reference to the text of the Offer to Purchase and Consent Solicitation Statement and the accompanying Consent and Letter of Transmittal, the Third Supplemental Indenture and the Indenture. The completion of the Tender Offer and the Consent Solicitation and the execution of the Third Supplemental Indenture are subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement. There can be no assurance that either of the Tender Offer or Consent Solicitation will be consummated.

Allegiant.®

Las Vegas-based Allegiant (NASDAQ: ALGT) is focused on linking travelers in small and mid-sized cities to world-class leisure destinations. The airline offers industry-low fares on an all-jet fleet while also offering other travel-related products such as hotel rooms and rental cars. All can be purchased only through the company website, Allegiant.com. Beginning with one aircraft and one route in 1999, the company has grown to more than 75 aircraft and approximately 400 routes across the country with base airfares less than half the cost of the average domestic roundtrip ticket. For downloadable press kit, including photos, visit: http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in contravention of applicable law. This press release does not constitute a notice of redemption with respect to the Notes.

Forward-Looking Statements

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements contained in, or incorporated by reference into, in this press release that are not historical facts are forward-looking statements. Such forward-looking statements are only estimates or predictions based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, fleet plan, financing plans, competitive position, industry environment, potential growth opportunities, future service to be provided, the effects of future regulation and competition and the development of a resort in Southwest Florida. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, limitation on growth as we transition to a single fleet type, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed, the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Such forward looking statements also include statements related to the Tender Offer described herein, including the Expiration Time, the Early Tender Deadline, the Initial Settlement Date, the possible completion of the Tender Offer and Consent Solicitation and any intention to redeem the Notes. When considering forward-looking statements, a reader should keep in mind the risk factors and other cautionary statements included and incorporated by reference in Offer to Purchase and Consent Solicitation Statement. Should one or more of the risks and uncertainties described or incorporated by reference in Offer to Purchase and Consent Solicitation Statement occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.